EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

August 1, 2007

1.	DEFINITIONS AND MEANINGS	1
2.	SALE AND PURCHASE	5
3.	PURCHASE PRICE/LIABILITIES	5
	3.1 Amount of Purchase Price	5
	3.2 Payment of Purchase Price	6
4.	EARNEST MONEY AND ESCROW AGENT	6
	4.1 Earnest Money Deposit	6
	4.2 Application of Earnest Money	6
5.	INSPECTIONS; TITLE AND SURVEY EXAMINATION AND OBJECTIONS	6
	5.1 Title Examination	6
	5.2 Failure to Correct Title Matters	7
	5.3 Inspections	8
6.	SELLER'S WARRANTIES, COVENANTS AND REPRESENTATIONS	10
	6.1 Title	10
	6.2 Organization and Authority	10
	6.3 Conflicts	11
	6.4 Condemnation	11
	6.5 Litigation	11
	6.6 Liabilities and Taxes	12
	6.7 Service Contracts	12
	6.8 Rent Roll	12
	6.9 Foreign Ownership	12
	6.10 Company's Business	12
	6.11 Rental Activity, Operations and Maintenance Prior to Closing	13
	6.12 Good Faith	13
	6.13 Survival of Representations	13
7.	PURCHASER'S REPRESENTATIONS AND WARRANTIES	13
	7.1 Authority of Purchaser	13
	7.2 No Bankruptcy or Receivership	14
	7.3 Survival of Representations	14
8.	PROPERTY CONVEYED "AS IS"	14
9.	CLOSING	16
	9.1 Closing Date	16

	9.2 Conveyances and Deliveries At Closing	16
	9.3 Costs	17
	9.4 Closing Adjustments and Prorations	18
	9.5 Excluded Assets	19
10.	CASUALTY AND CONDEMNATION	19
	10.1 Risk of Loss	19
	10.2 Condemnation	19
	10.3 Casualty Loss	20
11.	BROKERS	20
12.	DEFAULT AND INDEMNITY	21
	12.1 Seller's Default	21
	12.2 Purchaser's Default	21
	12.3 Indemnities	21
13.	SPECIAL CONDITIONS TO CLOSING	22
	13.1 New Management Agreement	22
	13.2 ITT Lease	23
	13.3 Estoppels and SNDAs	23
	13.4 Expansions	23
	13.5 NTS Center	23
	13.6 NTS Lease	23
14.	TIME OF ESSENCE	24
15.	GOVERNING LAW	24
16.	NOTICES	24
17.	ENTIRE AGREEMENT: MODIFICATION	25
18.	EXHIBITS	25
19.	CAPTIONS	25
20.	REFERENCES	25
21.	COUNTERPARTS	26
22.	WAIVER	26
23.	ASSIGNMENT	26
24.	SUCCESSORS AND ASSIGNS	26
25.	DATE FOR PERFORMANCE	26
26.	SEVERABILITY	26

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27.	LEGAL FEES AND COSTS TO PREVAILING PARTYTo Seller: To Seller:	26
28.	AUTHORITYTo Seller: To Seller:	26
29.	CONFIDENTIALITY	26
30.	SECTION 1031 EXCHANGE	27
31.	ESCROW AGENT	27

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PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT is made and entered into as of the 1st day of August, 2007, by and between (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”) and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company, with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

W I T N E S S E T H:

        WHEREAS, PB Office Properties, LLC, a Kentucky limited liability company (the “Company”) owns certain real property, together with all buildings and other improvements located thereon; and

        WHEREAS, Seller is the sole member of the Company and Seller owns one hundred percent (100%) of the membership interests of the Company; and

        WHEREAS, Seller has offered to sell one hundred percent (100%) of the membership interests in the Company to Purchaser pursuant to this Agreement; and

        WHEREAS, Purchaser has offered to purchase one hundred percent (100%) of the membership interests in the Company from Seller; and

        WHEREAS, the parties desire to provide for said purchase and sale on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

        1.     DEFINITIONS AND MEANINGS. In addition to any other terms whose definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter, shall have the meaning ascribed thereto by this Section 1:

        “Agreement” means this Purchase and Sale Agreement, together with all exhibits attached hereto.

        “Closing” means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Section 9 hereof.

        “Closing Date” means the time and date, established under Subsection 9.1 hereof, when the purchase and sale contemplated by this Agreement is to be consummated, as such date may be extended by mutual agreement of the parties or pursuant to the provisions of this Agreement.

        “Earnest Money” means the aggregate amount deposited by Purchaser as provided in Subsection 4.1 hereof.

        “Escrow Agent” means LandAmerica/Commonwealth Land Title Insurance Company in its capacity as escrow agent hereunder.

        “Execution Date” means the date on which this Agreement is duly executed and delivered by Seller and Purchaser (which execution and delivery may be accomplished by means of facsimile or PDF signatures); such date shall be inserted in the preamble on the first page of this Agreement.

        “Governmental Authorities” means the United States, the Commonwealth of Kentucky and any political subdivision thereof, and any and all agencies, departments, commissions, boards, bureaus, bodies, councils, offices, authorities or instrumentality of any of them, of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

        “Inspection Date” means 5:00 p.m. Eastern Daylight Time on that date which is forty-five (45) days from and after the Execution Date.

        “Inspection Period” means the period of time after the Execution Date (i.e., excluding the Execution Date) through and including the Inspection Date.

        “Insurable Title” means such title as is sufficient for the issuer of the Title Commitment, to issue its binding commitment to insure good and marketable fee simple title to the Real Estate following the Closing in the name of the Company with a title insurance policy issued by said company in an ALTA (Form B) form of owner’s title insurance for the aggregate amount of the Purchase Price, subject only to the Permitted Exceptions (as such term is hereinafter defined).

        “Legal Requirement” means any applicable federal state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

        “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        “Litigation Costs” means costs, charges and expenses, including, without limitation, attorneys’, accountants’, and expert witness fees, actually incurred in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, the cost of appeal, attachment and similar bonds, and the cost of establishing a right to indemnification under this Agreement.

        “Management Company” means the person or entity which provides on-site property management and leasing services for the Property. The Management Company, as of the Execution Date, is NTS Development Company, an affiliate of Seller.

        “Membership Interests” means one hundred percent (100%) of the interest of Seller in the Company, and includes (i) all management, voting and consensual rights, rights of approval, and rights to information, (ii) rights, duties and obligations as a member under the Operating Agreement, (iii) rights of a member in distributions (liquidating or otherwise) and allocations of the profit, losses, gains, deductions and credits of the Company and items thereof, and (iv) the entire interest of a member in the capital and profits of the Company accruing subsequent to Closing.

        “Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether government or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        “Operating Agreement” means the Operating Agreement for the Company dated as of June 13, 2007.

        “Permitted Exceptions” means taxes not yet due and payable, and any Title Matters to which Purchaser fails to object or to which Purchaser waives any objection pursuant to Section 5 hereof.

        “Proceeding” means any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Seller or Purchaser), and whether formal or informal.

      “Property” means collectively:

                                        (a)     Those certain tracts or parcels of real property located in Jefferson County, Kentucky, together with all buildings, structures and other improvements of any and every nature located thereon, including, without limitation, those certain office buildings commonly known as:

Atrium Center located at 10400 Linn Station Road, Louisville, Kentucky, containing approximately 104,234 rentable square feet of space;

Blankenbaker Business Center I located at 11405 Bluegrass Parkway, Louisville, Kentucky, containing approximately 160,689 rentable square feet of space;

Blankenbaker Business Center II located at 11403 Bluegrass Parkway, Louisville, Kentucky, containing approximately 77,736 rentable square feet of space;

1901 Campus Place located in Louisville, Kentucky, containing approximately 93,293 rentable square feet of space;

NTS Center located at 10172 Linn Station Road, Louisville, Kentucky, containing approximately 116,500 rentable square feet of space.

Plainview Center located at 10401 Linn Station Road, Louisville, Kentucky, containing approximately 96,840 rentable square feet of space;

Plainview Point I & II (and adjacent parking lot) located at 10507 Timberwood Circle, Louisville, Kentucky, containing approximately 57,281 rentable square feet of space;

Plainview Point III located at 10503 Timberwood Circle, Louisville, Kentucky, containing approximately 61,680 rentable square feet of space; and

        All of the above being more particularly described in the legal descriptions attached hereto and incorporated herein by reference in Exhibits A-1 through A-8, respectively, together with all rights, rights-of-way, easements, and appurtenances thereto, if any, and all right, title and interest of the Company or Seller in and to all public and private ways abutting, adjoining or traversing such property (this portion of the Property is sometimes separately referred to as the “Real Estate”).

                                        (b)     All furniture, furnishings, fixtures, equipment, heating, ventilation and air conditioning systems and facilities used to provide any utility services, parking services, or other services and other articles of tangible personal property now or hereafter attached to or used in connection with the operation and maintenance of the Property, but excluding fixtures or other personal property owned by tenants of the Property (this portion of the Property is sometimes separately referred to as the “Personal Property”).

                                        (c)     All tenant leases, amendments, renewals, lease guaranties, side letter agreements, assignments, subleases, licenses and other records pertaining to the use and operation of the Property as shown on the rent roll attached hereto as Exhibit D (this portion of the Property is sometimes separately referred to as the “Tenant Leases”).

                                        (d)     All building and site plans, construction specifications, as-built plans, grading plans, design documents, drawings, engineering and architectural plans and any transferable licenses, permits, warranties or guarantees concerning the construction, use, development and operation of all or any part of the Property (collectively, the “Property Documents”) and similar items pertaining to the Property.

                                        (e)     All trade names relating to the Property (except for “NTS” or any name containing “NTS”; provided, the name “NTS Center” shall not be transferred but Seller shall allow Purchaser to use such designation on NTS Center for so long as Seller (or its affiliates) remain a tenant in NTS Center), and all goodwill associated with the Property.

        “Purchase Price” means the amount which Purchaser shall pay to consummate the purchase and sale of the Property, as provided in Section 3 of this Agreement.

        “Purchaser” means Ascent Properties, LLC, a Kentucky limited liability company.

        “Seller’s Knowledge” means the actual knowledge of Brian F. Lavin, Gregory A. Wells, or Bryan R. Russell, executive officers of Seller.

        “Service Contract” means any assignable written contract relating to the operation and maintenance of the Property, other than a Tenant Lease, to which the Seller or Management Company is a party with respect to the management, use, maintenance, or operation of the Property.

        “Survey” means the survey of the Property described in Subsection 5.1.1 hereof and prepared by a land surveyor or engineer registered in the Commonwealth of Kentucky.

        “Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated or other tax of any kind whatsoever including any interest, penalty or addition thereto, whether disputed or not.

        “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes including any schedule or attachment thereto, and including any amendment thereof.

        “Title Commitment” means a current title insurance commitment issued by the Title Insurer containing the express commitment of the Title Insurer to issue, at the minimum promulgated rate, owner’s and mortgagee’s title policies insuring title to the Property.

        “Title Insurer” means LandAmerica/Commonwealth Land Title Insurance Company, with the Title Commitment and Policy to be issued by and through its Agent, Linn Station Title Agency, Inc.

        “Title Matter” and “Title Matters” mean any deeds of trust, mortgages, liens, financing statements, security interests, easements, leases, restrictive covenants, agreements, options, claims, clouds, encroachments, rights, taxes, assessments, mechanics’ or materialmen’s liens (inchoate or perfected), liens for federal or state income, estate or inheritance taxes and other encumbrances of any nature whatsoever, whether existing of record or otherwise, together with any and all matters of any kind or description, including, without limitation, matters of survey and any litigation or other proceedings affecting the Property or the Company and which affects title to the Property, or the ability, right, power and authority of Seller to convey fee simple, good and marketable and Insurable Title to the Property.

        2.    SALE AND PURCHASE. Seller agrees to sell the Membership Interests to Purchaser on the terms and conditions contained in this Agreement, and Purchaser agrees to purchase the Membership Interests from Seller on the terms and conditions contained in this Agreement.

        3.    PURCHASE PRICE/LIABILITIES.

    3.1    Amount of Purchase Price. Subject to the adjustments set forth in this Agreement, the Purchase Price for the Membership Interests shall be Sixty-Six Million Five Hundred Fifty Thousand Dollars ($66,550,000).

    3.2    Payment of Purchase Price. At the Closing, Purchaser will pay the Purchase Price as adjusted pursuant to this Agreement, to Seller in cash at Closing by wire transfer on the Closing Date to an account designated by Seller.

        4.    EARNEST MONEY AND ESCROW AGENT.

    4.1     Earnest Money Deposit.

                        4.1.1     Within three (3) business days after the Execution Date, Purchaser shall deposit, by wire transfer, the sum of One Hundred Twenty Thousand Dollars ($120,000.00) with Escrow Agent as the initial deposit of Earnest Money (the “Initial Deposit”). In the event that Purchaser has not deposited the Initial Deposit with the Escrow Agent on or before three (3) business days after the Execution Date, this Agreement shall be, and become terminated, null, void and of no further effect and neither party shall have further rights, duties, liabilities or obligations pursuant to this Agreement.

                        4.1.2     On or before three (3) business days following the Inspection Date, unless the Purchaser has terminated this Agreement pursuant to the provisions of Section 5 hereof, Purchaser shall deposit, by wire transfer, the further sum of Six Hundred Thousand Dollars ($600,000.00) with Escrow Agent as an additional deposit of Earnest Money (the “Additional Deposit”).

                        4.1.3     Upon expiration of the Inspection Date, the Initial Deposit and the Additional Deposit shall become non-refundable to Purchaser (unless Seller shall default hereunder), but the Initial Deposit, the Additional Deposit, and all interest earned thereon shall be applicable to the Purchase Price at Closing.

                        4.1.4     As received, Escrow Agent will promptly invest the Earnest Money and disburse same in accordance with the terms, conditions and provisions of this Agreement. Escrow Agent shall deposit the Earnest Money in a federally insured interest bearing account. Interest and income earned thereon (“Escrow Earnings”) shall be the sole property of Purchaser regardless of whether the transactions contemplated hereby are closed or consummated, unless the Earnest Money is paid to Seller as a part of the liquidated damages provided for in Section 12. The Earnest Money, together with the Escrow Earnings, constitute the entire amount of the liquidated damages which are contemplated by said Section 12.

    4.2    Application of Earnest Money. Unless this Agreement has previously been terminated in accordance with the provisions hereof, Escrow Agent will tender the Earnest Money to Seller on the Closing Date, and the Earnest Money will be applied and credited in reduction of the Purchase Price.

        5.    INSPECTIONS; TITLE AND SURVEY EXAMINATION AND OBJECTIONS.

    5.1     Title Examination.

                        5.1.1     Within twenty (20) days after the Execution Date (the “Title Inspection Date”), Seller shall have obtained from the Title Insurer and shall have delivered to Purchaser, at Purchaser’s sole cost and expense, a current Title Commitment, subject to those certain existing exceptions listed on Exhibit B (the “Existing Exceptions”), and accompanied by legible copies of all documents referred to in Schedule B-2 of the Title Commitment. The cost of the Title Commitment in the amount of approximately $2,000, and the cost of the subsequent title insurance policy issued pursuant thereto in the approximate amount of $50,000, are hereby approved by Purchaser. Such commitment must reveal title of the Property in the Company and be subject only to such matters as may be acceptable to Purchaser, in its commercially reasonable determination. Within twenty-five (25) days after the Execution Date, Seller shall have obtained and delivered to Purchaser, at Purchaser’s sole cost and expense (the cost of the Survey in the amount of approximately $24,000 is hereby approved by Purchaser), a current ALTA/ACSM survey of the Property in form and content acceptable to Purchaser and Title Insurer so as to permit the Title Insurer to remove the standard exceptions including the survey exception from the owner’s and mortgagee’s title policies (the “Survey”). On or before the tenth (10th) day following the Title Inspection Date, (“Title Notice Date”) Purchaser will give notice to Seller of any objections (“Title Objections”) to Title Matters which are revealed by the Title Commitment or Purchaser’s UCC searches or are disclosed by the Survey. Seller shall notify Purchaser in writing prior to the Inspection Date whether Seller has removed, corrected or insured over or will, by Closing, remove, correct, or insure over each Title Objection. Seller covenants and agrees to pay in full and satisfy the existing mortgage loans encumbering the Property at Closing from the proceeds thereof, including, without limitation, the payment by Seller of any and all costs, expenses or prepayment premiums or penalties associated therewith.

                        5.1.2     On the Closing Date, Purchaser will be issued a marked-up Title Commitment, in an amount equal to the Purchase Price. The Title Commitment must reveal Insurable Title in Company as of the date of Closing, and be subject only to the Permitted Exceptions.

    5.2     Failure to Correct Title Matters.

                        5.2.1    (a)     In the event Purchaser has given timely notice of Title Objections pursuant to Subparagraph 5.1.1 (that is, on or before the Title Notice Date) and does not give notice of its election to terminate this Agreement pursuant to Subsection 5.3.5 hereof, Seller will, in good faith, diligently endeavor to satisfy, correct or insure over, at Seller’ expense, on or before the Closing Date, all Title Matters which are the subject of a Title Objection.

                                    (b)     If Seller reasonably determines that after good faith effort the Title Matters which are subject to Title Objections made pursuant to Subparagraph 5.1.1 will not or cannot be satisfied, corrected or insured over within the constraints of Subparagraph 5.1.2(a), Seller shall so notify Purchaser, whereupon Purchaser at its election may either (i) terminate this Agreement and receive a complete refund of all of the Earnest Money, together with all interest accrued thereon, or (ii) waive the Title Objections made pursuant to Subparagraph 5.1.1 (which shall then become Permitted Exceptions) and proceed to close the transaction in accordance with the terms of this Agreement.

                        5.2.2     In the event Purchaser does not terminate this Agreement pursuant to Paragraph 5.2.1 and Seller fails or refuses to satisfy, correct or insure over, at its sole cost and expense on or before the Closing Date, any Title Matter which is the subject of a Title Objection which first appears after the Inspection Period, Purchaser will by written notice to Seller elect one (1) of the following:

                        (a)     To extend the Closing Date for a period not to exceed thirty (30) days to allow Seller to satisfy, correct or insure over any Title Matter, and if not satisfied, corrected or insured over prior to the expiration of such thirty (30) day extension, to enforce its rights for a breach of this Agreement pursuant to Section 12 hereof; or

                        (b)     To waive such Title Objection, which shall then be a Permitted Exception, and to close the transaction in accordance with the terms of this Agreement; or

                        (c)     To terminate this Agreement and to receive a complete refund of all the Earnest Money.

    5.3     Inspections.

                        5.3.1    Inspection Period. Seller shall permit Purchaser and its authorized agents and representatives to enter upon the Real Estate at all reasonable times and during normal business hours to inspect and conduct any tests Purchaser deems reasonably necessary in connection with its inspection of the Property. In the event Purchaser desires to conduct any intrusive or destructive testing, such tests shall be conducted only upon request for approval in writing to Seller, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser shall notify Seller, orally or in writing, of its intention, or the intention of its agents or representatives, to enter the Real Estate at least 24 hours prior to such intended entry (and 48 hours with respect to tenanted portions of the Property). Purchaser shall bear the cost of all its inspections and tests. It is understood that Purchaser may conduct, among other tests and studies, an environmental audit, physical tests and inspections, and reasonable and appropriate testing and evaluation of the improvements located on the Real Estate and all structural components therein. Purchaser also intends to review existing environmental reports and studies, any assessments, special or otherwise, and statements, zoning and land use, ad valorem and personal property tax bills, notices or correspondence from governmental entities with respect to the Property, and books and records, files, leases and related items relating specifically to the Property (collectively, with the other items previously sent to Purchaser the “Documents”).

                        5.3.2    Return of Documents. Purchaser shall return all of the Documents and a copy of any environmental, structural or engineering studies, or reports or test results obtained by Purchaser in connection with its inspection of the Property, promptly after such time as this Agreement is terminated for any reason permitted under the Agreement. This obligation shall survive the termination hereof.

                        5.3.3    No Representation or Warranty by Seller. Purchaser hereby acknowledges that, except as specifically set forth herein, Seller has not and does not make any warranty or representation regarding the truth, accuracy or completeness of Documents or the sources thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.

                        5.3.4    Purchaser’s Responsibilities and Indemnification. In conducting any inspections, investigations or tests of the Property and/or Documents, Purchaser and its agents and representatives shall: (i) not unreasonably disturb any of the tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases, and shall not contact or interview any tenants prior to the expiration of the Inspection Period; (ii) not unreasonably interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party; (iv) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors or employees or any tenant or their guests or invitees; (v) obtain and maintain, and cause each of its consultants to obtain, a policy of comprehensive general liability (occurrence) insurance with limits of not less than One Million Dollars ($1,000,000) combined single limit for personal injury and property damage covering any accident arising in connection with the presence of Purchaser, its agents and/or representatives on the Property and shall deliver certificates of insurance verifying such coverage to Seller, naming Seller as an additional insured, and issued by an insurance company reasonably acceptable to Seller, prior to entry upon the Property; (vi) promptly pay at Closing or otherwise when due, the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Estate by reason of the exercise of its rights hereunder (and if any attached to promptly to pay off such liens); (viii) fully restore the Real Estate and the Improvements located thereon to the condition in which same was found before any inspection or tests were undertaken; (ix) not reveal or disclose any information obtained during the Inspection Period concerning the Property and the Documents to anyone outside Purchaser’s organization and Purchaser’s investors, and their respective attorneys, accountants and consultants engaged for the purpose of this transaction, except as required by law; and (x) return to Seller the Documents in accordance with Section 5.3.2 hereof. Purchaser hereby indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, loss, damages, liabilities and expenses (including reasonable attorney’s fees) arising out of Purchaser’s inspections or tests permitted hereunder or any violation of the provisions of this Section 5.3. Notwithstanding any provision of this Agreement, no termination hereof shall terminate Purchaser’s obligations pursuant to this Section 5.3 and the limitation of damages set forth in this Agreement shall not be applicable to any cause of action arising pursuant to this Section 5.3.

                        5.3.5    Right of Termination. If, during the period commencing on the Execution Date and ending at 5:00 p.m. Eastern Daylight Time on the Inspection Date, Purchaser shall for any reason in Purchaser’s sole discretion, judgment and opinion, be dissatisfied with any aspect of the Property for any reason whatsoever, Purchaser shall be entitled, as its sole remedy, to terminate to this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. Upon any such termination, neither Seller nor Purchaser shall have any further obligations or liabilities to the other hereunder, except as expressly provided herein, and the entire Earnest Money and all interest earned thereon shall be returned to Purchaser. In the event Purchaser does not elect to terminate this Agreement in accordance with this Section 5.3.5, then the Initial Deposit shall be non-refundable except as otherwise provided herein, and Purchaser shall be obligated to deliver to the Escrow Agent the Additional Deposit on or before the third (3rd) business day after the Inspection Date, which Additional Deposit shall become a part of the Earnest Money and shall be non-refundable to Purchaser except as expressly provided herein. Failure by Purchaser to give a termination notice as set forth above shall be deemed a waiver by Purchaser of any breach by Seller of any covenant, representation or warranty of

Seller hereunder which was disclosed during Purchaser’s Inspection Period or of which Purchaser has knowledge as of the expiration of the Inspection Period and Purchaser shall be obligated to Close on the transaction.

        6.    SELLER’S WARRANTIES, COVENANTS AND REPRESENTATIONS. As an inducement to Purchaser to enter into this Agreement and to purchase the Membership Interests, Seller warrants, represents and covenants to Purchaser, as follows:

        6.1     Title.

                        6.1.1     At the Closing, the Company shall hold good and marketable fee simple title to all of the Property, free and clear of all liens, security interests, encumbrances or other restrictions, except for the Permitted Exceptions.

                        6.1.2     The Membership Interests to be sold and transferred to Purchaser pursuant to this Agreement represent one hundred percent (100%) of the Company’s issued and outstanding Membership Interests. As of Closing, there will be no members of the Company other than Seller. At Closing, Seller shall hold and shall transfer to Purchaser good title to the Membership Interests, free and clear of any restrictions on transfer, assignment or sale (other than restrictions under the Securities Act of 1933, any state securities laws and the Operating Agreement), liens, encumbrances, exceptions, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, liabilities, covenants, agreements and demands. Upon the transfer of the Membership Interests, Purchaser shall hold 100% of the Company’s issued and outstanding equity securities. Seller is not, and at Closing will not be, party to any voting trust, proxy, or other agreement or understanding with respect to the Membership Interests other than the Operating Agreement. Except as set forth in the Operating Agreement, there are no agreements, obligations, promises or understandings relating to the issuance, sale or transfer of any Membership Interests.

        6.2     Organization and Authority.

                        6.2.1     Seller: (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in all states where it is required to be qualified; (ii) is duly bound by the actions and execution hereof by the authorized signatory who has executed this Agreement for and on behalf of Seller; and (iii) has the right, authority and power to enter into this Agreement and to consummate the transactions contemplated herein, including, without limitation, the right, power and authority to transfer the Membership Interests in accordance with and subject to the terms and conditions of this Agreement, and to convey all of Seller’s right, title and interest in and to the Property, if any, in accordance with and subject to the terms and conditions of this Agreement.

                        6.2.2     The Company is a limited liability company duly organized and validly existing and in good standing of the laws of the Commonwealth of Kentucky. The Company has full power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged and to own and use the Property in the manner in which it is owned and used as of the date of this Agreement. Seller has delivered to Purchaser true, correct and complete copies of the Operating Agreement of the Company, and its Certificate of

Organization. Seller shall not make or permit any modification of or amendment to the Operating Agreement or the Certificate of Organization after the Execution Date until the Closing Date without Purchaser’s prior written consent.

                        6.2.3     All documents executed by Seller which are to be delivered to Purchaser at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller; are, or at the time of Closing will be, legal, valid and binding obligations enforceable in accordance with their respective terms (subject only to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application from time to time in effect relating to or affecting the enforcement of creditor’s rights); are, and at the time of Closing will be, sufficient to convey title to any real or personal property (if, or to the extent, they purport to do so); and, at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller or the Company is a party or to which Seller or the Company or the Property is subject.

        6.3    Conflicts. The execution and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date and the performance by Seller of Seller’s duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Membership Interests as contemplated herein, are consistent with and not in violation of any contract, agreement or other instrument to which Seller or the Company is a party, or any judicial order or judgment of any nature by which Seller or the Company is bound. On the Closing Date, all necessary and appropriate action will have been taken by Seller authorizing and approving the execution of and entry into this Agreement, the execution and delivery by Seller of the documents and instruments to be executed by Seller on the Closing Date, and the performance by Seller of Seller’s duties and obligations under this Agreement and of all other acts necessary and appropriate for the consummation of the sale of the Membership Interests as contemplated herein.

        6.4    Condemnation. The Company has received no notice of, nor to Seller’s Knowledge is there pending, any Proceeding by any Governmental Authority having the power of eminent domain, which might result in any part of the Property being taken by condemnation or conveyed in lieu thereof. Seller will, promptly upon receiving any such notice or learning of any Proceeding, give Purchaser written notice thereof.

        6.5    Litigation. Except for routine rent collection matters arising under Tenant Leases and other routine matters covered by insurance, there is no Proceeding pending or, to Seller’s Knowledge, threatened by or against or affecting the Company, the Property or the Membership Interests presently owned by Seller which does or will involve or affect the Company, the title to the Property or the operation thereof. Seller will, promptly upon receiving notice of any such Proceeding, give Purchaser written notice thereof, and Purchaser shall have the right to terminate this Agreement and receive a refund of the Deposit and all interest earned thereon if Purchaser reasonably determines that such Proceeding will materially and adversely interfere with the ability of the Seller to fulfill its obligations under this Agreement.

        6.6     Liabilities and Taxes.

                        6.6.1     Seller will pay or cause to be paid promptly all ad valorem taxes and similar taxes and assessments, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Property and due on or prior to the Closing Date, and will pay or cause to be paid all expenses incurred in the use, occupancy and operation of the Property on or prior to the Closing Date.

                        6.6.2     The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were, to Seller’s Knowledge, correct and complete in all material respects. To Seller’s Knowledge, all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. All Taxes (except ad valorem taxes and such similar taxes subject to proration hereunder) which shall become due and payable by the Company after the date of this Agreement but before the Closing Date shall be paid by the Company on or before the Closing Date. All Tax Returns and tax information returns to be filed after the date hereof but before the Closing Date by the Company shall be true, complete and accurate. All Taxes which the Company is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental agencies.

                        6.6.3     The Company has no employees and has never had any employees.

                        6.6.4     The Company has no liabilities or obligations except as shown on the operating statements for the Property for the calendar years 2005 and 2006, and year-to-date 2007, which have been delivered to Purchaser.

                        6.6.5     The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person.

        6.7    Service Contracts. To Seller’s Knowledge, the list of Service Contracts set forth on Exhibit B is true, correct and complete in all material respects. There is no union contract affecting the Property or the employees thereof. The Management Agreement presently in effect will be terminated as to the Property as of the Closing Date.

        6.8    Rent Roll. To Seller’s Knowledge, the information set forth on the rent roll attached hereto as Exhibit C (the “Rent Roll”) is true and correct in all material respects. At Closing, the Seller agrees to deliver a rent roll certified in the same manner and dated as of the Closing Date.

        6.9    Foreign Ownership. Seller will provide at Closing, certificates that Seller is not a “foreign person” as that term is defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

        6.10    Company’s Business. The Company neither owns, leases (whether as lessor or lessee) or operates, nor has ever owned, leased (whether as lessor or lessee) or operated, any property other than the Property, and the Company neither conducts, nor has ever conducted, any business other than its ownership and operation of the Property.

        6.11     Rental Activity, Operations and Maintenance Prior to Closing.

                        6.11.1     Except as otherwise specifically required by this Section, the Company shall, and shall cause the Management Company, to operate, maintain and lease the Property from and after the Execution Date until Closing in a commercially reasonable manner in accordance with Seller’s ordinary course of business.

                        6.11.2     After the expiration of the Inspection Period and prior to Closing, the Company shall not, and shall cause the Management Company not to, without the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed): (i) enter into any new service contracts having a term longer than thirty (30) days or extending beyond the Closing Date, or (ii) alter or amend any existing Service Contract. Between the Inspection Date and the Closing Date, except as specifically provided for in this Agreement, no existing Tenant Lease shall be materially modified or terminated (except those existing Tenant Leases which will expire in accordance with their respective terms) unless approved in writing by Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned. If Purchaser fails to notify Seller that it is refusing to approve any proposed action within five (5) days after Seller requests its consent (which request must be accompanied by a copy of the Service Contract or lease in question and an explanation of the recommended action), Purchaser shall be deemed to have given its consent. If Purchaser refuses its consent to any amendment to or extension of a Service Contract, the Company may contract for such service or goods to be performed or provided only up to the date of Closing. Notwithstanding the foregoing, Seller and/or Company may, without prior approval by Purchaser, perform or hire others to perform any and all emergency repairs or services immediately necessary for the preservation and safety of the Property or its tenants, or to avoid the suspension of any substantial and important service to the Property.

        6.12    Good Faith. Seller will not knowingly cause or permit any action to be taken by Seller or the Company which will cause any of the representations, warranties or covenants contained in this Agreement to be untrue as of the Closing Date. In the event that Seller becomes aware prior to Closing, that any of the representations or warranties contained in this Agreement are untrue or have become untrue, Seller shall promptly notify Purchaser thereof. In the event Purchaser becomes aware prior to Closing that any of the representations or warranties are untrue or misleading or have become untrue or misleading, it shall promptly notify Seller.

        6.13    Survival of Representations. All of the representations, covenants, and warranties of Seller made in this Section 6 shall remain true and correct in all respects as of the Closing Date. The representations, warranties and covenants contained in this Section 6 shall survive Closing and the transfer of title of the Membership Interests to Purchaser as contemplated hereunder for a period of one hundred eighty (180) days after the Closing Date, but shall thereafter be of no further force and effect whatsoever unless written notice of breach was given to Seller by Purchaser prior to said date. Seller agrees to indemnify and hold Purchaser harmless from and against any loss or damage sustained by Purchaser as a result of a breach of any representation or warranty made by Seller in Section 6.1.2 of this Agreement provided notice of such breach is properly given to Seller within the survival period of one hundred eighty (180) days after the Closing Date.

        7.    PURCHASER’S REPRESENTATIONS AND WARRANTIES.

        7.1    Authority of Purchaser. Purchaser represents and warrants that Purchaser is duly organized and validly existing under the laws of the Commonwealth of Kentucky and has the full right, power and authority to enter into this Agreement, and, at Closing, will have the full right, power and authority to consummate the transactions provided for herein and Purchaser agrees to provide such certificates, resolutions and other documents as evidence thereof as may be reasonably requested by Seller and/or its counsel. Purchaser represents and warrants to Seller that this Agreement and the agreements and other documents to be executed by Purchaser at Closing pursuant to this Agreement, when so executed and delivered, are and shall be legal, valid and binding obligations of Purchaser and enforceable against Purchaser in accordance with their respective terms. The execution and delivery of this Agreement and the performance of the obligations of Purchaser hereunder are within its powers and shall have been duly authorized by all necessary corporate or entity action and no consent of any other person or entity to such execution, delivery and performance is required.

        7.2    No Bankruptcy or Receivership. At no time on or before the Closing Date shall any of the following have occurred with respect to the Purchaser: (i) the commencement of a case under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law; (ii) the appointment of a trustee or receiver of any property interests held by Purchaser; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking out of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

        7.3    Survival of Representations. The representations and warranties of Purchaser set forth in this Section 7 shall survive Closing for a period of one hundred eighty (180) days after the Closing Date, but shall thereafter be of no further force and effect whatsoever unless written notice of breach was given to Purchaser by Seller prior to said date. At Closing, Purchaser shall update the representations and warranties set forth in this Section 7 and recertify the same as of the Closing Date.

        8.    PROPERTY CONVEYED “AS IS”.

        NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES AND GUARANTEES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE WITH RESPECT TO THE PROPERTY. PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS AGENTS, REPRESENTATIVES OR EMPLOYEES OTHER THAN THOSE SET FORTH HEREIN OR IN OTHER DOCUMENTS DELIVERED TO PURCHASER AT THE CLOSING AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE EXCEPT AS SET FORTH HEREIN. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER

WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY IF PURCHASER DEEMS NECESSARY, INCLUDING WITHOUT LIMITATION, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF AND SHALL RELY UPON THE SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS” WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT, REPRESENTATIVE OR EMPLOYEE OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 8 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS” NATURE OF THIS SALE AND ANY FAULTS OR LIABILITIES THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER HEREBY WAIVES ANY RIGHT IT MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE CONDITION OF THE PROPERTY, PHYSICAL OR ENVIRONMENTAL, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER ANY ENVIRONMENTAL LAW. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL AFFILIATES OF SELLER FROM ANY AND ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OF OR THING IN CONNECTION WITH THE PROPERTY, INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY PHYSICAL OR ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY AFFILIATES OF SELLER IN CONNECTION WITH ANY OF THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN IN FULL FORCE AND EFFECT ACCORDING TO EACH OF THE EXPRESS TERMS AND PROVISIONS HEREOF. AS USED IN THIS AGREEMENT, THE TERM “ENVIRONMENTAL LAW” SHALL MEAN ANY FEDERAL, STATE AND/OR LOCAL STATUTE, CODE, REGULATION, RULE, ORDINANCE, ORDER, STANDARD, PERMIT

LICENSE, POLICY OR REQUIREMENT (INCLUDING CONSENT DECREES, JUDICIAL DECISIONS AND ADMINISTRATIVE ORDERS) RELATING TO THE PROTECTION, PRESERVATION, REMEDIATION OR CONSERVATION OF THE ENVIRONMENT OR WORKER HEALTH OR SAFETY, ALL AS AMENDED OR RE-AUTHORIZED, OR AS HEREAFTER AMENDED OR RE-AUTHORIZED, INCLUDING WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (“CERCLA”), 42 U.S.C. § 9601 ET. SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (“RCRA”), 42 U.S.C. § 6901 ET. SEQ., THE EMERGENCY PLANNING AND COMMUNITY RIGHT TO KNOW ACT (“RIGHT TO KNOW ACT”), 42 U.S.C. § 11001 ET. SEQ., THE CLEAN AIR ACT (“CAA”), 42 U.S.C. § 7401 ET. SEQ., THE FEDERAL WATER POLLUTION CONTROL ACT (“CLEAN WATER ACT”), 33 U.S.C. § 1251 ET. SEQ., THE TOXIC SUBSTANCES CONTROL ACT (“TSCA”), 15 U.S.C. § 2601 ET. SEQ., THE SAFE DRINKING WATER ACT (“SAFE DRINKING WATER ACT”), 42 U.S.C. § 300(F) ET. SEQ., THE ATOMIC ENERGY ACT (“AEA”), 42 U.S.C. § 2011 ET. SEQ., THE OCCUPATIONAL SAFETY AND HEALTH ACT (“OSHA”), 29 U.S.C. § 651 ET. SEQ., AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT (THE “TRANSPORTATION ACT”), 49 U.S.C. § 1801 ET. SEQ. AS USED IN THIS AGREEMENT, “HAZARDOUS SUBSTANCES” MEANS (1) “HAZARDOUS SUBSTANCES”, AS DEFINED BY CERCLA; (2) “HAZARDOUS WASTE” AS DEFINED BY RCRA; (3) ANY RADIOACTIVE MATERIAL INCLUDING, WITHOUT LIMITATION, ANY SOURCE, SPECIAL NUCLEAR OR BY-PRODUCT MATERIAL AS DEFINED BY AEA; (4) ASBESTOS IN ANY FORM OR CONDITION; (5) POLYCHLORINATED BIPHENYLS; AND (6) ANY OTHER MATERIAL, SUBSTANCE OR WASTE TO WHICH LIABILITY OR STANDARD CONDUCT MAY BE IMPOSED UNDER ANY ENVIRONMENTAL LAW. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE TERMS OF THIS SECTION 8 SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED AND ANY TERMINATION OF THIS AGREEMENT.

        9.    CLOSING.

        9.1    Closing Date. The Closing will be held at the offices of Seller on or before sixty (60) days from and after the Inspection Date (the “Closing Date”). In the event that Purchaser fails to designate the time and date for the Closing, the Closing shall be held at 10:00 A.M., Eastern Standard Time, on the Closing Date.

        9.2    Conveyances and Deliveries At Closing. On the Closing Date, the following documents shall be delivered:

                        9.2.1     Seller will deliver to Purchaser and the Title Insurer an affidavit to the effect that (i) to the best of Seller’s knowledge, there are no parties in, or having any right or claim to, possession of the Property, except tenants listed on the Rent Roll delivered pursuant to Subsection 9.2.5, and subject to the Permitted Exceptions, and (ii) no improvements or repairs have been made by, or for the account of or at the instance of, the Company to or on the Property for which payment in full has not been made or will be made from Closing proceeds.

                        9.2.2     Seller will deliver to the Purchaser duly executed Assignment documents representing all of the Membership Interests in substantially the form attached hereto as Exhibit D.

                        9.2.3     Seller will assign or cause to be assigned and transferred to the Company, by such assignments and transfers as may be reasonably acceptable to Purchaser, all monies and sums deposited with and/or paid to or held by any third party as tenant deposits and refundable fees, including all security deposits required to be held by Seller under the terms of any Tenant Leases or any applicable law.

                        9.2.4     Seller will deliver to Purchaser such duly executed and acknowledged verified certificates, affidavits, consents and other documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by appropriate Seller proceedings and as to the authority of persons acting for Seller.

                        9.2.5     Seller will deliver a certified Rent Roll meeting the requirements of Subsection 6.8.

                        9.2.6     Seller will deliver an executed affidavit satisfying the requirements of the foreign investors real property tax act (“FIRPTA”).

                        9.2.7     Seller will deliver a certificate of Seller representing that all warranties and representations made in Section 6 of this Agreement are true and correct in all material respects as of the Closing Date. Purchaser shall deliver a certificate of Purchaser representing that all warranties and representations made in Section 7 of this Agreement are true and correct as of the Closing Date.

                        9.2.8     Seller shall execute and deliver to Purchaser, or cause the Company and Management Company to execute and deliver to Purchaser, Notices to Tenants advising them of any changes in the payment of rent, ownership, or operation of the Property.

                        9.2.9     Seller shall deliver possession of the Property, including, without limitation, the originals of Tenant Leases, Service Contracts, Documents and all keys in the possession of Seller.

                        9.2.10     Seller shall amend the Management Agreement currently in effect between Seller and the Management Company to terminate the Management Agreement as to the Property. The New Management Agreement (as such term is defined herein) shall become effective as of the Closing Date.

                        9.2.11    Concurrently with Seller’s deliveries at the Closing, Purchaser will pay to Seller the Purchase Price as provided in Subsection 3.2 hereof.

        9.3    Costs. At the Closing, Seller and Purchaser will, respectively, pay the following costs and expenses:

                        9.3.1     Seller will pay (i) the fees and expenses of Seller’s attorneys, (ii) costs of its Closing deliveries, and (iii) any other costs and expenses actually incurred by Seller to comply with this Agreement.

                        9.3.2     Purchaser shall pay (i) the costs of the title commitment and the title insurance premium for the policy to be issued to the Company at Closing as described in Section 5.1.1, including the cost of any endorsements; (ii) the costs and expenses of any survey as described in Section 5.1.1, (iii) the fees and expenses of Purchaser’s attorneys, and (iv) any recording fees for any Closing documents to be recorded by Purchaser and any other costs and expenses actually incurred by Purchaser to comply with this Agreement.

        9.4     Closing Adjustments and Prorations.

                        9.4.1     At Closing, the Purchase Price will be adjusted for the following adjustments and prorations as of 11:59 P.M. on the Closing Date as if Purchaser were purchasing the Property rather than the Membership Interests:

                                        (a)     Real and personal property ad valorem taxes upon the Property shall be prorated as of the Closing Date based on the available discount. If the amount of such taxes for the year in which the Closing occurs cannot reasonably be determined, the apportionment shall be based at Closing upon the amount of such taxes for the immediately preceding tax year. Special assessments levied or pending and applicable to periods prior to Closing shall be the responsibility of Seller, and for periods after the Closing shall be the responsibility of Company. The provisions contained in this Subparagraph shall survive the Closing.

                                        (b)     To the extent the same are not payable by tenants as CAM or direct charges pursuant to Tenant Leases, utility charges payable by the Company, including water and sewer charges, except that where practicable, utility readings shall be taken on the day prior to Closing, and Seller will pay the charges for utility services based on such reading.

                                        (c)     Income and expenses under the Service Contracts.

                                        (d)     Rents, when, as and if collected under the Tenant Leases, including all CAM accounts and any replacement reserves or other amounts payable pursuant to the Tenant Leases. The first rents collected after Closing from each tenant shall be successively applied to the payment of (i) rents due and payable in the month in which Closing occurs; (ii) rents due and payable in months preceding the month in which Closing occurred, up to and including the month in which payment is made; (iii) rents due and payable in the month in which payment is made; and (iv) rents due and payable in months succeeding the month in which Closing occurs, other than applied above, if any. Purchaser shall promptly remit to Seller its prorated share of any delinquent rents paid to the Company after Closing, and Seller shall have the right to pursue any remedies it may have against tenants to collect such delinquent rents except for the right to terminate any such tenant’s lease.

                        (e)     All other expenses of operating or owning the Property shall be apportioned as of the Closing Date, those paid or accruing through the Closing Date being

Seller’s responsibility and those accruing after the Closing Date being the Company’s responsibility.

                        9.4.2     At Closing, the following credits will be given:

                                        (a)     Purchaser shall receive a credit for the aggregate amount of all security deposits collected by Seller under Tenant Leases;

                                        (b)     Seller will receive a credit for all other refundable deposits or credits, which are not refunded to Seller from utilities, governmental agencies, or others relating to or arising from the Property existing as of the Closing Date; and

                                        (c)     Seller shall receive a credit for all unrestricted cash balances of the Company at Closing which are not the subject of another proration or credit pursuant to this Agreement.

                        9.4.3     If the actual amount of taxes or utility charges to be prorated pursuant to Subparagraphs 9.4.1 (a) and (b) is not known as of such date because bills for the period in question have not been issued, the proration at the Closing will be based on the most current and accurate billing information available. Should such proration not be based on the actual amount of the ad valorem tax assessments or utility charges for the period in question and should such proration prove to be inaccurate upon receipt of the actual assessments or bills for the Property, then either Seller or Purchaser may demand at any time after the Closing Date a payment from the other party correcting such malapportionment. Purchaser shall promptly provide Seller with a copy of the actual tax or utility bills for the prorated period, if any prorated adjustment is to be sought by Purchaser.

        10.    CASUALTY AND CONDEMNATION.

                        10.1    Risk of Loss. Until the purchase of the Property has been consummated on the Closing Date, all risk of loss of, or damage to, or destruction of, the Property (whether by fire, flood, tornado or other casualty, or by the exercise of the power of eminent domain, or otherwise) shall belong to and be borne by Seller. Seller shall promptly notify Purchaser in the event that it becomes aware or receives any notice of any damage to or destruction of the Property.

                        10.2    Condemnation. If prior to the Closing Date all of the Property is taken by condemnation or eminent domain, this Agreement will be automatically terminated, the Earnest Money, together with all interest accrued thereon, will be returned to Purchaser, and thereupon this Agreement will be null and void and of no further force or effect, and neither Purchaser nor Seller will have any further rights, duties, liabilities and obligations to the other by reason thereof. Seller shall promptly notify Purchaser in the event Seller becomes aware or receives notice of any pending or threatened condemnation of any portion of the Property. If prior to the Closing Date Seller receives notice that less than all of the Property will be taken by condemnation or eminent domain, if, in Seller’s reasonable judgment, the value of the Property shall be materially and adversely affected, then Seller shall so notify Purchaser and Purchaser may, at its option, terminate this Agreement, in which event the Earnest Money, together with all interest accrued thereon, will be returned to Purchaser and thereupon this Agreement will be null and void and of no further force or effect and neither Purchaser nor Seller will have any further rights, duties, liabilities and obligations to the other by reason thereof, except as to such obligations which expressly survive. If this Agreement is not terminated, Purchaser will accept title to the Property subject to the taking, in which event, at the Closing, the proceeds of the award or payment will be retained by the Company and transferred by Seller to Purchaser and any moneys theretofore received by Seller in connection with such taking will be credited to Purchaser.

        10.3   Casualty Loss.

                        10.3.1     If, prior to the Closing Date, there is damage to the Property by fire or other casualty (a “Casualty Loss”) whether or not insured against by Seller or the Company under a property damage insurance policy, Seller will promptly give Purchaser notice of such fact, and if the estimated the cost of repair and restoration in the aggregate equals or exceeds $2,000,000, Purchaser may elect to terminate this Agreement within five (5) days after receiving written notice from Seller of the occurrence of such casualty. If Purchaser so elects to terminate this Agreement, it will give Seller written notice thereof, and the Earnest Money, together with all accrued interest thereon, will be returned to Purchaser, and upon such return, this Agreement will terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller will have any further rights, duties, liabilities or obligations to the other, except pursuant to those provisions which expressly survive.

                        10.3.2     If (i) (a) in the event of a Casualty Loss described in Paragraph 10.3.1, Purchaser does not elect to terminate this Agreement pursuant to Paragraph 10.3.1, or (b) prior to the Closing Date there is a Casualty Loss which the Seller reasonably estimates would cost, in the aggregate, less than $2,000,000 to repair and restore, and (ii) the Casualty Loss is fully insured (as reasonably determined by Seller), then this Agreement will not terminate, and Purchaser will proceed to the Closing and will pay the full Purchase Price, and Seller shall cause to be delivered to the Company all insurance proceeds payable as a result of such Casualty Loss plus an amount equal to any deductible under the insurance policy. If all of the conditions of clauses (i) and (ii) above are not met, the Earnest Money, together with any Escrow Earnings, will be returned to Purchaser and this Agreement shall terminate and be null and void and of no effect and neither Purchaser nor Seller shall have any further rights or obligations hereunder, except for those which expressly survive.

        11.    BROKERS. Purchaser represents and warrants that there is no broker, finder or agent who is entitled to any commission or fee in connection with this transaction, and Purchaser agrees to indemnify Seller and the Company against any claims of, and liabilities to, any person or entity claiming through Purchaser, or as a result of any dealing with Purchaser, or any agreement with Purchaser, for brokerage commissions, finder’s fees or other remuneration arising from this Agreement or the transactions contemplated by this Agreement. Seller represents and warrants that there is no broker finder or agent who is entitled to any commission or fee in connection with this transaction, and Seller agrees to indemnify Purchaser and the Company against any claims of, and liabilities to, any person or entity claiming through Seller, or as a result of any dealing with Seller, or any agreement with Seller, for brokerage commissions, finder’s fees or other remuneration arising from this Agreement or the transactions contemplated by this Agreement.

        12.    DEFAULT AND INDEMNITY.

        12.1    Seller’s Default.

                        12.1.1    (a)     If the sale and purchase of the Membership Interests contemplated by this Agreement is not consummated on account of a Seller’s default hereunder, at Purchaser’s option:

                                                        (i)     the Earnest Money, together with all interest and other earnings thereon shall be refunded to Purchaser; and

                                                        (ii)     Purchaser shall have the right to seek specific performance of this Agreement. Provided, however in the event that Seller wrongfully opposes, hinders or delays Purchaser’s attempt to obtain specific performance, Seller shall reimburse Purchaser for all costs actually incurred by Purchaser in connection with its inspections of the Property, including but not limited to environmental reports, surveys, engineering reports, and appraisals, up to an amount not to exceed $20,000.00.

                        12.1.2     If the sale and purchase of the Property contemplated by this Agreement is consummated, no claim, demand, suit or cause of action may be brought against Seller for or on account of the breach or falsity of any of the representations or warranties contained in this Agreement unless written notice setting forth generally the nature and basis of such alleged breach or falsity is given at, or prior to, the end of the applicable survival period set forth in Section 6.13.

        12.2    Purchaser’s Default. If the sale and purchase of the Membership Interests contemplated by this Agreement is not consummated because of Purchaser’s default, failure or refusal to perform hereunder, Seller shall be entitled, as its sole and exclusive remedy hereunder, to payment of the Earnest Money and any Escrow Earnings, as full and complete liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default. Seller’s receipt of the Earnest Money is intended not as a penalty, but as full liquidated damages.

        12.3    Indemnities.

                        12.3.1     If and only if the Closing occurs, Seller shall indemnify, defend and hold Purchaser harmless from and against any losses, claims, damages, judgments, fines, penalties, settlement amounts, payments of amounts demanded, and Litigation Costs incurred in connection with a Proceeding (collectively “Losses”), arising out of or resulting from any or all of the following: (i) breach of any representation or any warranty hereunder for which a notice is properly given pursuant to Section 12.3.4 hereof prior to the end of the one hundred eighty (180) day survival period; and (ii) any liability for any Taxes with respect to periods on or before the Closing Date; but excluding any liabilities for which Purchaser receives a credit against the Purchase Price or which Purchaser expressly assumes at Closing.

                        12.3.2     If and only if the Closing occurs, Purchaser and the Company, jointly and severally, shall indemnify and hold Seller harmless from and against any Losses which arise out of, or result from any or all of the following: (i) amounts accruing to periods under the Service Contracts subsequent to the Closing Date; (ii) claims due to, arising out of, or relating to injuries which were sustained after the Closing as a result of the operation, use, condition and/or upkeep of the Property after the Closing; (iii) the actions, conduct and/or omissions of the employees or agents of Purchaser and/or Company after the Closing; and (iv) any liabilities of the Company which are expressly assumed by the Purchaser or for which Purchaser received a credit at Closing, or any liabilities of the Company arising out of or with respect to periods after the Closing Date. The provisions of this Section 12.3.2 shall expressly survive the Closing Date.

                        12.3.3    Regardless of whether the Closing occurs, Purchaser hereby agrees to indemnify and hold Seller and the Company harmless from all actual losses, damages, costs and expenses, including without limitation, reasonable attorneys’ fees actually incurred, arising out of or based upon Purchaser’s inspections or examinations of the Property prior to Closing.

                        12.3.4     Promptly after receipt by a party who is indemnified under this Section 12.3 (the “Indemnitee”), of notice of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made under this Section 12.3, notify the party who indemnified the Indemnitee under this Section 12.3 (the “Indemnitor”) in writing, but the failure to so notify the Indemnitor will not relieve it from any liability which it may have to the Indemnitee unless the failure to notify materially impairs the ability of the Indemnitor to defend such Proceeding. The Indemnitor will be entitled to participate in and, to the extent that it may wish, to assume the defense of any Proceeding as to which it has indemnified an Indemnitee, with counsel reasonably satisfactory to the Indemnitee. Indemnitee shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Indemnitor of its assumption of the defense thereof shall be at the expense of Indemnitee.

        13.    SPECIAL CONDITIONS TO CLOSING. Seller and Purchaser each hereby agree that the following items shall be considered conditions to Seller’s and Purchaser’s respective obligations to close:

        13.1    New Management Agreement. Purchaser agrees that prior to the expiration of the Inspection Period and as a condition precedent to Seller’s obligation to close under this Agreement, Purchaser will, in good faith, execute and deliver a mutually acceptable management and leasing agreement for the Property (the “New Management Agreement”) pursuant to which Seller, or an affiliate of Seller, shall, and after the Closing Date, be appointed as the exclusive manager and leasing agent for the Property, and pursuant to which Seller shall manage and administer the operations of and lease the Property on behalf of Purchaser, subject to the terms and conditions set forth in the New Management Agreement. The New Management Agreement shall provide for (i) a property management fee equal to four percent (4%) of the annual gross revenue from the Property to be paid to Seller as manager on a monthly basis, and (ii) a leasing fee to be paid to Seller as leasing agent in an amount equal to four percent (4%) of the gross rental amount of any new lease or extension of a lease for any portion of the Property at the time of the execution of such new lease or extension of the lease, in an amount equal to two percent (2%) of the gross rental amount of any renewal or extension of any lease at the end of the term of such lease to be paid to Seller at the time of execution of such renewal or extension. The New Management Agreement shall have a term which shall commence on the Closing Date and shall terminate on the earlier to occur of December 31, 2027, or the date upon which Purchaser closes on the sale of the Property to an unaffiliated third party purchaser (but not to any third party investor purchasing any tenants in common interest in any of the Properties); provided the manager under the New Management Agreement shall have the absolute right and power to terminate the New Management Agreement without cause upon sixty (60) days prior written notice to Purchaser. In addition, the manager, pursuant to the New Management Agreement, shall be entitled to be reimbursed for any out-of-pocket expenses incurred in connection with the management and leasing of the Property on behalf of Purchaser.

        13.2    ITT Lease. The Tenant Lease for ITT Educational Services in Plainview Point I and II expires July 31, 2009 by its terms. At Closing, Seller shall credit Purchaser an amount equal to Five Hundred Seventy Five Thousand Dollars ($575,000.00) for tenant improvements, concessions, commissions and special or other leasing costs to be used in connection with re-leasing of the space to be vacated by ITT.

        13.3    Estoppels and SNDAs. At or prior to Closing, Seller shall deliver tenant estoppel certificates and subordination, non-disturbance and attornment agreements in a form reasonably acceptable to Seller, Purchaser and Purchaser’s lender for any Tenant Lease in the Property for more than 20,000 square feet of rentable area, and for 80% of the aggregate square footage of the remainder of the Property, and shall use its best efforts to provide such additional tenant estoppels and SNDAs as Purchaser’s lender may reasonably require.

        13.4    Expansions. In the event Priority Healthcare, Pharmerica or Diversified Mortgage expands beyond the expansion rights currently provided for in their respective existing Tenant Leases prior to December 31, 2007, then in addition to the leasing fee payable to the manager under and pursuant to the New Management Agreement referred to in Section 13.1 above, Purchaser shall pay Seller an additional fee equal to five percent (5%) of the gross rental amount for such expansion premises and Purchaser shall pay all tenant improvement costs, concessions, free rent, leasing costs in connection with such expansion.

        13.5    NTS Center. Approximately 24,553 square feet of NTS Center is vacant space. In order to defray the cost of tenant improvements required for the re-leasing of such vacant space, Seller shall credit to Purchaser at Closing a sum equal to Five Hundred Seventy Five Thousand Dollars ($575,000.00) to be used to pay tenant improvement costs, concessions, free rent, leasing costs and commissions in connection with a re-leasing of such vacant space.

        13.6    NTS Lease. NTS Development Company, a Kentucky corporation and an affiliate of Seller, presently leases approximately 20,368 square feet in NTS Center under a lease that has a termination date of March 31, 2008. On or before Closing, Seller shall obtain an extension of such lease from NTS Development Company on the following terms and conditions and such other terms and conditions as are reasonably agreeable to NTS Development Company and Purchaser: (i) the lease shall be extended through December 31, 2017 (the “Extension Term”); (ii) rent for the premises shall be $14.50 per square foot of rentable area for the approximately 20,368 square feet of rentable area, payable monthly, increasing by $1.00 per square foot on the first day of the sixth (6th) year of such Extension Term; (iii) the common area maintenance charges under the lease shall be payable monthly, computed with the base year set at $5.25 per square foot of rental area for such charges; and (iv) a tenant improvement allowance of Fifty Thousand Dollars ($50,000.00) shall be provided for under the lease to be used by NTS Development Company during such Extension Term, which shall be paid to NTS Development Company by Purchaser. In the event that the manager of the Property leases at least 20,000 square feet of space in NTS Center (not including lease renewals), represented by one or more leases, between the Execution Date of this Agreement and the expiration date of the extended NTS Development Company lease, then NTS Development Company shall have the right to early termination of the extended NTS Development Company lease upon six (6) months prior written notice to Purchaser, and reimbursement to Purchaser of a prorated amount of the $50,000 tenant improvement allowance should such termination occur during the first five (5) years of the Extension Term of such lease. No reimbursement of any part of the tenant improvement allowance shall be due to Purchaser in the event the lease is terminated on or after March 31, 2013.

        14.    TIME OF ESSENCE. Time shall be of the essence of this Agreement.

        15.    GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Kentucky.

        16.    NOTICES. Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier which maintains a record of receipt and delivery (such as Federal Express or UPS), by confirmed facsimile, or by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below:

To Seller:	NTS Realty Holdings Limited Partnership 10172 Linn Station Road Louisville, Kentucky Attention: Neil A. Mitchell Facsimile: (502) 426-4994

With a copy to:	Rosann Tafel, Esq. 10172 Linn Station Road Louisville, Kentucky 40223 Facsimile: (502) 426-4994

To Purchaser:	Ascent Properties, LLC 333 East Main Street, Suite 310 Louisville, Kentucky 40202 Attention: Dale Boden, President Facsimile: (502) 585-9050

With a copy to:	Tandy C. Patrick, Esq. Greenebaum Doll & McDonald 3500 National City Tower 101 South Fifth Street Louisville, Kentucky 40202 Facsimile: (502) 540-2114

        Any such notice, request or other communication shall be considered given or delivered, as the case may be, on the date of hand or facsimile delivery, on the first (1st) business day following deposit with a national overnight courier or on the third (3rd) business day following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior written notice thereof, any party may from time to time at any time change its mailing address hereunder.

        17.    ENTIRE AGREEMENT: MODIFICATION. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the Property and contains the sole and entire understanding between Seller and Purchaser with respect to the Property. This Agreement cannot be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Agreement.

        18.    EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

        19.    CAPTIONS. All captions, heading, Section, Subsection, Paragraph and Subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and win not supplement, limit or otherwise vary in any respect the text of this Agreement.

        20.    REFERENCES. All references to Sections, Subsections, Paragraphs or Subparagraphs will be deemed to refer to the appropriate Section, Subsection, Paragraph or Subparagraph of this Agreement. Unless otherwise specified in this Agreement, the terms “herein”, “hereof”, “hereunder” and other terms of like or similar import, will be deemed to refer to this Agreement as a whole, and not to any particular Section, Subsection, Paragraph or Subparagraph hereof. Words of any gender used in this Agreement will be held and construed to include any other gender, and words of a singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

        21.    COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which together shall constitute one and the same instrument. Furthermore, this Agreement may be executed by facsimile or PDF with original signatures following by mail.

        22.    WAIVER. Any condition or right of termination, cancellation or rescission granted by this Agreement to Purchaser or Seller may be waived by such party.

        23.    ASSIGNMENT. Neither this Agreement nor the rights, duties, interests and obligations of Purchaser hereunder may be assigned by Purchaser without the prior written consent of Seller.

        24.    SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns (if permitted hereunder).

        25.    DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period will be automatically extended through the close of business on the next regularly scheduled business day.

        26.    SEVERABILITY. In the event any provision or portion of this Agreement is held by any court of competent jurisdiction to be invalid or unenforceable, such holding will not affect the remainder hereof, and the remaining provisions shall continue in full force and effect at the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

        27.    LEGAL FEES AND COSTS TO PREVAILING PARTY. In any litigation between the parties regarding this Agreement (including with respect to the disposition of the Earnest Money), the losing party shall pay to the prevailing party all Litigation Costs incurred by the prevailing party. A party shall be considered the prevailing party if (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or through the losing party’s voluntary action before any arbitration (after it is scheduled), trial or judgment; (ii) the other party withdraws its action without substantially obtaining the relief it sought; or (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

        28.    AUTHORITY. The undersigned officers of Seller and Purchaser hereby represent, covenant and warrant that all actions necessary by their respective boards of directors, directors, shareholders and partners will have been obtained and that they will have been specifically authorized to enter into this Agreement prior to the Inspection Date and that no additional action will be necessary by them in order to make this Agreement legally binding upon them in all respects.

        29.    CONFIDENTIALITY. Prior to Closing, and except to the extent required to be disclosed by Purchaser to its investors, employees, directors, officers, agents, or representatives, attorneys, lenders, accountants and/or advisors (“Purchaser Representatives”) and/or to the extent required by law, Purchaser shall not disclose or use and Purchaser shall cause the Purchaser Representatives not to disclose or use any confidential information (as such term is defined below) with respect to the Property, Seller or the Company furnished or to be furnished by Seller or its representatives, to Purchaser or the Purchaser Representatives in connection herewith, at any time or in any manner other than in connection with its evaluation of the transactions contemplated in this Agreement. Prior to Closing, Seller will not disclose the existence of the proposed transaction except to its employees, directors, officers, agents, representatives, attorneys, lenders, accountants and/or advisors (“Seller Representatives”) as is necessary in connection with the transaction, and/or to others as required by law, court order or governmental agency. For purposes of this paragraph, “Confidential Information” means the fact of the proposed purchase and sale and any information about the Property, the Seller or the Company identified to Purchaser by Seller, except for information which Purchaser can reasonably demonstrate as generally available to or known by the public other than as a result of improper disclosure by Purchaser, or which is obtained by Purchaser from a source other than Seller. Provisions of this Section 29 shall survive Closing and delivery of the Deed.

        30.    SECTION 1031 EXCHANGE. Purchaser shall cooperate fully with Seller, but at no additional cost to the Purchaser, to allow Seller to structure the sale of the Property to accommodate a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“IRC §1031”), including specifically, Seller’s right to assign this Agreement to a qualified intermediary in connection therewith. Seller shall cooperate fully with the Purchaser, but at no additional cost to Seller, to allow Purchaser to structure the purchase of the Property to accommodate a like-kind exchange pursuant to IRS § 1031, including specifically Purchaser’s right to assign this Agreement to a qualified intermediary in connection therewith, and including specifically, Purchaser’s right to transfer title to the Property to other third party investors as tenants in common with Purchaser.

        31.    ESCROW AGENT. The Escrow Agent shall not be liable for any actions taken by it in good faith, but only for its gross negligence and willful misconduct. The parties hereby indemnify and agree to hold harmless the Escrow Agent from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney’s fees and court costs at all trial and appellate levels) the Escrow Agent may incur or be exposed to in its capacity as Escrow Agent hereunder, except for its gross negligence or willful misconduct. If there be any dispute as to the disposition of any proceeds held by the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent is hereby authorized to interplead the disputed amount of the entire proceeds with any court of competent jurisdiction and thereby be released from all of its obligations hereunder. Escrow Agent shall not be liable for any failure of the depository.

[REMAINDER OF PAGE BLANK—SIGNATURES APPEAR ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Agreement.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
Delaware corporation, its Managing
General Partner

By:   /s/ Brian F. Lavin
         Name: Brian F. Lavin
         Title: President/CEO

Employer Identification Number:
41-2111139	ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., Manager By: /s/ Dale Boden Name: Dale Boden Title: President Employer Identification Number: 26-063278

JOINDER BY ESCROW AGENT

        The undersigned hereby acknowledges that it accepts the obligations of the Escrow Agent as set forth herein. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Name: Andrew B. Cox Title: Vice President

SCHEDULE OF EXHIBITS

Exhibits

A-1 through A-8	Legal Description of Real Estate

B	List of Service Contracts

C	Rent Roll

D	Assignment of Membership Interests

AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 14th day of September, 2007, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement (the “Contract”) dated as of August 1, 2007, pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company.

        B.     The parties now desire to amend the Contract, to extend the “Inspection Date,” as described herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Contract.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    INSPECTION DATE. Section 1 of the Contract is hereby amended, to provide that the “Inspection Date” shall mean 5:00 p.m. Eastern Time on September 21, 2007.

        2.    COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        3.    RATIFICATION. The parties agree that except as modified above, the Contract shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Neil A. Mitchell
         Name: Neil A. Mitchell
         Title: SVP
ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President

        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Authorized Officer VP ("Escrow Agent")

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 21st day of September, 2007, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007 (collectively, the “Contract”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company.

        B.     The parties now desire to amend the Contract, to extend the “Inspection Date,” as described herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Contract.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    INSPECTION DATE. Section 1 of the Contract is hereby amended, to provide that the “Inspection Date” shall mean 5:00 p.m. Eastern Time on September 26, 2007.

        2.    COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        3.    RATIFICATION. The parties agree that except as modified above, the Contract shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Brian F. Lavin
         Name: Brian F. Lavin
         Title: PRES/CEO
ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President

        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Authorized Officer VP ("Escrow Agent")

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 26th day of September, 2007, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007, and as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of September 21, 2007 (collectively, the “Contract”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company.

        B.     The parties now desire to amend the Contract, to extend the “Inspection Date,” and to modify certain other terms of the Contract, all as described herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Contract.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    INSPECTION DATE. Section 1 of the Contract is hereby amended to provide:

“The term “Inspection Date” shall mean 5:00 p.m. Eastern Time on October 3, 2007; provided that Purchaser must notify Seller in writing prior to 5:00 p.m. Eastern Time on October 3, 2007 either: (i) that Purchaser desires to extend the Inspection Date to 5:00 p.m. Eastern Time on October 23, 2007 in which case a portion of the Initial Deposit in the amount of Thirty Thousand Dollars ($30,000) shall be immediately non-refundable to Purchaser and shall be delivered to Seller by Escrow Agent, in which case 5:00 p.m. Eastern Time on October 23, 2007 shall become the “Inspection Date”; or (ii) that Purchaser elects to terminate this Agreement in accordance with the provisions of Section 5.3.5 hereof effective as of the October 3, 2007 Inspection Date. Failure by Purchaser to provide notice pursuant to either clause (i) or (ii) above by 5:00 p.m. on October 3, 2007 shall be deemed a waiver of any breach by Seller of any covenant, representation or warranty of Seller hereunder which was disclosed during Purchaser’s Inspection Period or of which Purchaser has knowledge as of the expiration of the

Inspection Period and Purchaser shall be obligated to Close on the transaction.”

        2.    Financing Extension. The following provision is hereby added to the end of Section 5.3.5 of the Contract:

“In the event that Purchaser extends the Inspection Date to 5:00 p.m. on October 23, 2007 in accordance with the terms set forth in the definition of “Inspection Date” hereof, Purchaser shall, on or before the expiration of the Inspection Date, deliver written notice to Seller: (a) that Purchaser desires to have an additional period of time in which to terminate in writing this Agreement for the sole purpose, and no other, of determining Purchaser’s ability to obtain a commitment or commitments for financing for the closing of the transactions contemplated in this Agreement, which additional period shall expire no later than 5:00 p.m. Eastern Time on November 12, 2007, and that Purchaser waives all other conditions to closing with regard to the purchase of the Interests except for financing, in which case the remaining Ninety Thousand Dollars ($90,000) of the Initial Deposit shall be immediately non-refundable to Purchaser and shall be delivered to Seller by Escrow Agent; or (b) that Purchaser elects to terminate this Agreement effective as of the October 23, 2007 Inspection Date. Failure by Purchaser to provide notice pursuant to either clause (a) or (b) above by 5:00 p.m. on October 23, 2007 shall be deemed a waiver of any breach by Seller of any covenant, representation or warranty of Seller hereunder which was disclosed during Purchaser’s Inspection Period or of which Purchaser has knowledge as of the expiration of the Inspection Period and Purchaser shall be obligated to Close on the transaction. In the event Purchaser delivers the notice in clause (a) above, if during the period commencing on October 24, 2007 and ending at 5:00 p.m. Eastern Time on November 12, 2007, Purchaser shall be unable to obtain a commitment or commitments for financing for the closing of the transactions contemplated in this Agreement, Purchaser may, as its sole remedy, terminate this Agreement by giving written notice thereof prior to the expiration of such period ending at 5:00 p.m. on November 12, 2007. Upon any such termination, neither Seller nor Purchaser shall have any further obligations or liabilities to the other hereunder, except as expressly provided herein. In the event Purchaser does not notify Seller prior to such time that it elects to terminate this Agreement, Purchaser shall be obligated to deliver to the Escrow Agent the Additional Deposit on November 12, 2007, which Additional Deposit shall become a part of the Earnest Money and shall be non-refundable to Purchaser except as expressly provided herein. Failure by Purchaser to give a termination notice as set forth above shall be deemed a waiver by Purchaser of any breach by Seller of any covenant, representation or warranty of Seller hereunder which was disclosed during Purchaser’s Inspection Period or of which Purchaser has knowledge as of the expiration of the Inspection Period and Purchaser shall be obligated to Close on the transaction.”

2

        3.    Section 13.1. The first sentence of Section 13. 1 is hereby amended to read as follows:

“Purchaser agrees that prior to 5:00 p.m. on September 27, 2007, and as a condition precedent to Seller’s obligation to close under this Agreement, Purchaser will, in good faith, execute and deliver a mutually acceptable management and leasing agreement for the Property (the “New Management Agreement”) pursuant to which Seller, or an affiliate of Seller, shall, and after the Closing Date, be appointed as the exclusive manager and leasing agent for the Property, and pursuant to which Seller shall manage and administer the operations of and lease the Property on behalf of Purchaser, subject to the terms and conditions set forth in the New Management Agreement.”

        4.    New Section 13.7. There is hereby added to theContract a new Section 13. 7 which shall read as follows:

“13.7 $900,000 Credit. At Closing, Seller shall credit Purchaser an amount equal to Nine Hundred Thousand Dollars ($900,000.00) to be used by Purchaser for closing costs or future tenant improvements, leasing commissions or other future leasing costs in connection with the Property.”

        5.    COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        6.       RATIFICATION. The parties agree that except as expressly amended or modified above, the Contract shall remain in full force and effect.

[REMAINDER OF PAGE BLANK. SIGNATURES APPEAR ON NEXT PAGE].

3

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Neil A. Mitchell
         Name: Neil A. Mitchell
         Title: SVP
ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President

        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Authorized Officer VP ("Escrow Agent")

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FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 3rd day of October, 2007, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007, as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of September 21, 2007, and as further amended pursuant to that certain Third Amendment to Purchase and Sale Agreement dated as of September 26, 2007 (collectively, the “Contract”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company.

        B.     The parties now desire to amend the Contract, to modify the “Closing Date,” as described herein.

        B.     Certain defined terms used herein shall have the same meaning ascribed to them in the Contract.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    CLOSING DATE. Section 9.1 of the Contract is hereby amended and restated in its entirety as follows:

“9.1 Closing Date. The Closing will be held at the offices of Seller on or before December 12, 2007 (the “Closing Date”); provided, however, if solely due to the inability of Purchaser’s lender to close on the financing for the purchase of the Membership Interests as contemplated herein on or before December 12, 2007, Purchaser shall have the right, upon providing Seller with written notice at least ten (10) days prior to the Closing Date, to extend the Closing Date to a date no later than February 1, 2008.”

        2.    COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        3.       RATIFICATION. The parties agree that except as expressly amended or modified above, the Contract shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Neil A. Mitchell
         Name: Neil A. Mitchell
         Title: SVP
ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President

        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Authorized Officer VP ("Escrow Agent")

2

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 23rd day of October, 2007, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007, as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of September 21, 2007, as further amended pursuant to that certain Third Amendment to Purchase and Sale Agreement dated as of September 26, 2007, and as further amended pursuant to that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 3, 2007 (collectively, the “Contract”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company.

        B.     The parties now desire to amend the Contract as provided herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Contract.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.       EXTENSION OF OCTOBER 23, 2007 INSPECTION DATE. Section 1 of the Contract is hereby amended so that wherever in Section 1 the date “October 23, 2007” appears, it is replaced with the date “October 29, 2007.”

        2.       Financing Extension. Section 5.3.5 ofthe Contract is hereby amended so that wherever the date “October 23, 2007” appears, it is replaced with the date “October 29, 2007.” The date on which the $90,000 remaining portion of the Initial Deposit shall become non-refundable to Purchaser, as set forth in Section 5.3.5 of the Contract, is also hereby extended from October 23, 2007 to October 29, 2007.

        3.       Approved Leases. Attached to this Fifth Amendment and incorporated herein as Exhibit A hereto is a listing of executed and proposed or pending leases for space in the Property as of the date hereof, together with the estimated lease revenue to be generated by such leases and the estimated tenant improvement costs, outside brokers’ commissions and NTS brokers’ commissions for each such executed or proposed lease. Purchaser hereby acknowledges and agrees that it has reviewed and approved the terms of each of such executed lease and hereby ratifies such approval. Purchaser also agrees that it is solely responsible for the payment of, or reimbursement to NTS of, any and all tenant improvement costs and leasing commissions (both for outside brokers and for NTS commissions) due or to become due in connection with such any leases (for which estimates only are provided on the attached Exhibit A). Purchaser further acknowledges and agrees that it will have the benefit of the executed and proposed leases listed on Exhibit A and that it is responsible for the payment, or reimbursement to NTS, of any and all leasing costs in connection with such leases, and for any other leasing costs associated with any leases entered into between the date of the Contract and Closing for which Purchaser has given, or gives, its approval.

        4.       COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        5.       RATIFICATION. The parties agree that except as expressly amended or modified above, the Contract shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Neil A. Mitchell
         Name: Neil A. Mitchell
         Title: SVP
ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President

        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Andrew B. Cox Authorized Officer VP ("Escrow Agent")

2

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 1st day of February, 2008, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007, as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of September 21, 2007, as further amended pursuant to that certain Third Amendment to Purchase and Sale Agreement dated as of September 26, 2007, as further amended pursuant to that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 3, 2007, as further amended pursuant to that certain Fifth Amendment to Purchase and Sale Agreement dated as of October 23, 2007 (collectively, the “Agreement”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company (the “Company”).

        B.     The parties now desire to amend the Agreement as provided herein to extend the Closing Date at the request of the Purchaser and to further amend the Agreement as provided for herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Agreement.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    Property. The “Property” as defined in the Agreement originally included NTS Center. At the request of Purchaser, the parties have agreed to remove NTS Center from the Agreement and Seller shall transfer NTS Center out of the Company by deed prior to Closing. Purchaser shall pay all transfer taxes and recording fees incurred by Seller in connection with the recording of such deed. The definition of the term “Property” in Section 1. of the Agreement is hereby amended and restated in its entirety as follows:

“Property” means collectively:

Those certain tracts or parcels of real property located in Jefferson County, Kentucky, together with all buildings, structures and other improvements of any and every nature located thereon, including, without limitation, those certain office buildings commonly known as:

Atrium Center located at 10400 Linn Station Road, Louisville, Kentucky, containing approximately 104,234 rentable square feet of space;

Blankenbaker Business Center I located at 11405 Bluegrass Parkway, Louisville, Kentucky, containing approximately 160,689 rentable square feet of space;

Blankenbaker Business Center II located at 11403 Bluegrass Parkway, Louisville, Kentucky, containing approximately 77,736 rentable square feet of space;

1901 Campus Place located in Louisville, Kentucky, containing approximately 93,293 rentable square feet of space;

Plainview Center located at 10401 Linn Station Road, Louisville, Kentucky, containing approximately 96,840 rentable square feet of space;

Plainview Point I & II (and adjacent parking lot) located at 10507 Timberwood Circle, Louisville, Kentucky, containing approximately 57,281 rentable square feet of space; and

Plainview Point III located at 10503 Timberwood Circle, Louisville, Kentucky, containing approximately 61,680 rentable square feet of space;

All of the above being more particularly described in the legal descriptions attached hereto and incorporated herein by reference in Exhibits A-1 through A-7, respectively, together with all rights, rights-of-way, easements, and appurtenances thereto, if any, and all right, title and interest of the Company or Seller in and to all public and private ways abutting, adjoining or traversing such property (this portion of the Property is sometimes separately referred to as the “Real Estate”).

(1) All furniture, furnishings, fixtures, equipment, heating, ventilation and air conditioning systems and facilities used to provide any utility services, parking services, or other services and other articles of tangible personal property now or hereafter attached to or used in connection with the operation and maintenance of the Property, but excluding fixtures or other personal property owned by tenants of the Property (this portion of the Property is sometimes separately referred to as the “Personal Property”).

(2) All tenant leases, amendments, renewals, lease guaranties, side letter agreements, assignments, subleases, licenses and other records pertaining to the use and operation of the Property as shown on the rent roll attached hereto as Exhibit D (this portion of the Property is sometimes separately referred to as the “Tenant Leases”).

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(3) All building and site plans, construction specifications, as-built plans, grading plans, design documents, drawings, engineering and architectural plans and any transferable licenses, permits, warranties or guarantees concerning the construction, use, development and operation of all or any part of the Property (collectively, the “Property Documents”) and similar items pertaining to the Property.

(4) All trade names relating to the Property (except for “NTS” or any name containing “NTS), and all goodwill associated with the Property.

        2.    CLOSING DATE. Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:

        “9.1     Closing Date. The Closing will be held at the offices of Seller on or before February 29, 2008 (the “Closing Date”), it being the intention of the parties that the closing documents to be executed and delivered in connection with the transaction contemplated herein shall be executed and delivered in escrow on or before February 28, 2008, with funding of the Purchase Price, as adjusted in accordance with the terms of this Agreement, to occur on February 29, 2008 by 12:00 p.m. Eastern Standard Time; provided that in the event Purchaser desires to extend the Closing Date from February 29, 2008 to April 30, 2008 (documents to be executed and delivered in escrow on or before April 29, 2008 and funding to occur by 12:00 p.m. Eastern Standard Time on April 30, 2008), Purchaser must deliver to Seller written notice of such extension, together with an additional deposit to Earnest Money in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) by 5:00 p.m. Eastern Standard Time on February 21, 2008.

        3.    Purchase Price. At the request of Purchaser, the parties have agreed to lower the Purchase Price in the Agreement by the sum of $10,075,000.00 (less the agreed upon credit for the tenant improvement allowance for NTS Center in the amount of $575,000.00 (see Paragraph 13 hereof), for a net decrease in Purchase Price equal to $9,500,000.00) in connection with the removal of NTS Center from the Company’s Property. Section 3.1 of the Agreement is hereby amended and restated as follows:

        “The Purchase Price for the Membership Interests shall be Fifty Six Million Four Hundred Seventy Five Thousand Dollars ($56,475,000.00) (minus the sum of $1,475,000.00 as recited below for the tenant improvement costs, concessions commissions and special or other leasing costs as set forth in Sections 13.2 and 13.7 of the Agreement, for a net Purchase Price equal to Fifty Five Million Dollars ($55,000,000.00).”

        Purchaser and Seller acknowledge and agree that the Purchase Price is subject to adjustment for (i) prorations of rental income and expenses as set forth in the Agreement; and (ii) the above-recited credits to Purchaser for such tenant improvement costs, concessions, commissions and special or other leasing costs as are set forth in Sections 13.2 and 13.7 of the Agreement (in the amount of $1,475,000.00). Purchaser acknowledges and agrees that Purchaser shall be responsible for the payment of, or reimbursement to NTS of, tenant improvement costs

3

and leasing commissions (both for outside brokers and for NTS commissions) due or to become due in connection with any leases listed on Exhibit Ahereto which are approved by Purchaser pursuant to Paragraph 5 below, except to the extent prorated in accordance with the terms of Paragraph 5.

        4.       Earnest Money Deposit. Upon full execution of this Sixth Amendment to Purchase and Sale Agreement, Purchaser shall deposit, by wire transfer, the additional sum of Two Hundred Eighty Thousand Dollars ($280,000.00), with the Escrow Agent as an additional deposit of Earnest Money under the Agreement. Purchaser acknowledges and agrees that the entire amount of the Earnest Money, including the Initial Deposit, the Additional Deposit and the additional deposit of $280,000.00 made herewith, shall be non-refundable to Purchaser, unless Seller shall default under the Agreement, but shall be applicable (together with any interest earned on the Earnest Money) to the Purchase Price at Closing in accordance with the terms of the Agreement. In the event Purchaser delivers written notice to Seller in accordance with Paragraph 2 of this Sixth Amendment that it desires to extend the Closing Date to April 30, 2008, Purchaser shall deposit, by wire transfer, the additional sum of Two Hundred Fifty Thousand Dollars ($250,000.00) with the Escrow Agent as an additional deposit of Earnest Money which shall be non-refundable to Purchaser unless Sellers shall default under the Agreement, but shall be applicable (together with any interest earned on the Earnest Money) to the Purchase Price at Closing in accordance with the terms of the Agreement.

        Purchaser hereby acknowledges and agrees that the entire Earnest Money deposited as of the date of execution of this Sixth Amendment by both Seller and Purchaser in the amount of One Million Dollars ($1,000,000.00) is non-refundable to Purchaser as of the date of this Sixth Amendment and Purchaser specifically waives any and all claims to such Earnest Money if Purchaser fails to close on the transaction contemplated hereunder for any reason other than a default by Seller under the Agreement, as amended, which occurs after the date of this Sixth Amendment. Purchaser agrees that such waiver shall forever estop Purchaser from claiming any right to the Earnest Money based upon any alleged actions or omissions by Seller in connection with the Property or this transaction prior to the date hereof.

        5.       Approved Leases. Attached to this Sixth Amendment and incorporated herein as Exhibit A hereto is a revised listing of executed, and proposed or pending, leases for space in the Property as of the date hereof, together with the estimated lease revenue to be generated by such leases and the estimated tenant improvement costs, outside brokers’ commissions and NTS brokers’ commissions for each such executed or proposed lease. Exhibit A attached hereto and made a part hereof by this reference shall replace and supersede Exhibit A attached to the Fifth Amendment to Purchase and Sale Agreement. Purchaser hereby acknowledges and agrees that it has reviewed and approved the terms of each of the executed leases listed on Exhibit A and hereby ratifies such approval. Purchaser also agrees that it is solely responsible for the payment of, or reimbursement to NTS of, any and all tenant improvement costs and leasing commissions (both for outside brokers and for NTS commissions) and other leasing costs due or to become due in connection with any such leases (for which estimates only are provided on the attached Exhibit A and which Exhibit A shall be updated at Closing). Purchaser further acknowledges and agrees that it will have the benefit of the executed and proposed leases listed on Exhibit A and that it shall pay and be responsible for the payment, or reimbursement to NTS, of any and all leasing costs paid or to be paid in connection with such leases, and for any other leasing costs

4

associated with any leases entered into between the date of the Agreement and Closing for which Purchaser has given its approval hereunder, or for which Purchaser gives its approval in the future. Prorations of rental income pursuant to the terms of the Agreement shall not be affected by any of the approved leasing costs referred to in this Paragraph 5; provided, however, notwithstanding the foregoing, Seller hereby agrees that in connection with any leases listed on Exhibit A and any other leases entered into between the date of the Agreement and Closing for which Purchaser has given its approval hereunder or for which Purchaser gives its approval in the future, Seller agrees to credit Purchaser at Closing, for each such lease that has a term commencing prior to Closing, with an amount equal to the total estimated cost of all such tenant improvement costs, leasing commissions (both outside and NTS) and other leasing costs, amortized in a straight-line over the term of such lease (not including renewal option periods), and prorated between Seller and Purchaser over the term of such lease so that Purchaser is credited at Closing with an amount equal to such costs for the number of days prior to Closing for which the term of such lease is in effect over the number of days after Closing for which the term of such lease is to extend under the lease. Both parties acknowledge that these amounts may be estimates and that the actual amounts expended may be different from those shown on Exhibit A or that the actual term of the particular lease may change due to circumstances unforeseen at this time or at the time of Closing and that there shall be no further recalculation of the amount of such credits after Closing.

        5.       Updated Rent Roll. Attached as Exhibit B is an updated rent roll for the Property which shall also be updated as of the Closing Date.

        7.       Capital Costs. Any capital costs relating to the Property which arise or are incurred or paid by Seller between February 1, 2008 and the Closing Date shall be paid for and shall be the responsibility of Purchaser; provided, however, the costs of repair of the heat pump at 1901 Campus Place shall be the responsibility of Seller. Purchaser also agrees that any renovation of the bathrooms at Atrium Center shall be at Purchaser’s sole cost and expense.

        8.       Management Agreement. Section 13.1 of the Agreement is amended to reflect that the “New Management Agreement” as defined therein shall actually consist of two management agreements as follows: (i) a Management Agreement between NTS Management Company, an affiliate of Seller, and the Company, naming NTS Management Company the exclusive manager and leasing agent for the Plainview Point I and II properties and adjacent parking lot, and the Plainview Point III property; and (i) a Management Agreement between NTS Management Company, an affiliate of Seller, and Ascent Properties Acquisition, LLC, an affiliate of Purchaser which shall, immediately following Closing, be the owner of the Atrium Center, Blankenbaker Business Center I, Blankenbaker Business Center II, 1901 Campus Place and Plainview Center properties, naming NTS Management Company, as the exclusive manager and leasing agent for such properties. The Management Agreement shall be substantially upon the same terms and conditions outlined in the Agreement and contained in the Management Agreement executed between PB Office Properties, LLC and NTS Management Company dated as of the 26th day of September, 2007, which Management Agreement shall be superseded and replaced by the two new Management Agreements upon execution thereof. In connection with the execution of the Management Agreements, Purchaser hereby approves the 2008 budgets for the Property which are attached hereto as Exhibit C.

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        9.        Section 13.3 is hereby amended to reflect Seller’s agreement that at or prior to Closing, Seller shall deliver updated tenant estoppel certificates for any previously obtained tenant estoppel certificates that were required by Purchaser’s lender and for which Purchaser’s lender shall require an updated estoppel.

        10.        Section 13.5 regarding NTS Center is hereby deleted in its entirety.

        11.        Section 13.6 of the Agreement regarding the NTS Lease is hereby deleted in its entirety.

        12.        A new Section 32 is hereby added to the Agreement as follows:

BBC I and BBC II Parking Easement. At or prior to Closing, Seller shall provide an amendment to the SHPS Lease affecting Blankenbaker Business Center I, which amendment shall allow the Seller to grant a temporary parking easement for up to 44 parking spaces on the Blankenbaker Business Center I parking area for the use of the BBC II owner and its tenants. Seller agrees to execute at Closing, a temporary parking easement in favor of the BBC II owner and its tenants for the use of up to 44 parking spaces on the BBC I parking lot. Purchaser agrees that the temporary parking easement shall expire and terminate in the event that Seller, on behalf of itself prior to Closing, or on behalf of Purchaser following Closing, is successful in obtaining a change to the approved development plan for Blankenbaker Business Center I and Blankenbaker Business Center II dated July 23, 1999, which change lowers the number of required parking spaces for the Blankenbaker Business Center II property by at least 44 spaces.

        13.        There is hereby added to the Agreement a new Section 33 as follows:

“NTS Center. Seller and Purchaser, at the insistence of Purchaser, have removed the NTS Center property from the Property being transferred through the transfer of the PB Office Properties, LLC Interests to Purchaser under the Agreement and Seller has reduced the Purchase Price by the sum of $10,075,000.00 (less the agreed upon credit for the tenant improvement allowance for NTS Center in the amount of $575,000.00 (see below), for a net decrease in Purchase Price equal to $9,500,000.00). Seller hereby agrees to grant to Purchaser the option to purchase NTS Center for a purchase price equal to $10,075,000.00 (less the credit for the tenant improvement allowance for NTS Center in the amount of $575,000.00 (see below), for a sum equal to $9,500,000.00) (the “NTS Center Option”) on the terms and conditions set forth herein and in a Purchase Option Agreement to be executed and delivered by Purchaser at the Closing to occur under this Agreement, which Purchase Option Agreement shall contain substantially the same

6

terms and conditions outlined in this Paragraph 13, and shall be otherwise in form and substance acceptable to Seller and its counsel. As consideration for the granting of the NTS Center Option, Purchaser shall deposit with Seller at the Closing to occur under this Agreement, the sum of One Thousand Dollars ($1000.00) (the “Option Deposit”) as consideration for the granting of the NTS Center Option by Seller, which Option Deposit shall be held by Seller and, in the event Purchaser exercises the NTS Center Option and closes on the purchase of NTS Center on the terms contained herein and in the Option Purchase Agreement, the Option Deposit shall be applied to the purchase price of NTS Center at the closing, or if Purchaser fails to exercise the NTS Center Option for any reason whatsoever, or fails to close on NTS Center after having exercised the NTS Center Option, Seller shall be entitled to keep the Option Deposit. In the event Purchaser decides to exercise the NTS Center Option, Purchaser must do so by delivering to Seller written notice to that effect within sixty (60) days after the Closing Date under this Agreement (the “Option Period”). If Purchaser fails to give such notice or if such notice states that Purchaser does not desire to exercise the NTS Center Option, then Seller shall be entitled to keep the Option Deposit and the parties shall have no further obligations under the Option Purchase Agreement except for those which expressly survive termination thereof. The NTS Center Option shall be a one-time option. If Purchaser delivers to Seller the written notice required to exercise the NTS Center Option as provided above, the Option Deposit shall become non-refundable to Purchaser and Purchaser shall also simultaneously with delivery of such notice, deliver, by wire transfer to Seller, an additional deposit which shall become part of the Option Deposit in the amount of Fifty Thousand Dollars ($50,000.00) and the entire Option Deposit shall be non-refundable to Purchaser, unless there shall be a default by Seller under the Option Purchase Agreement, but shall be applicable to the Purchase Price at the closing on the NTS Center Option. In the event Purchaser exercises the NTS Center Option as provided for herein, Purchaser shall close on NTS Center within thirty (30) days after delivery to Seller of the written notice required above exercising the NTS Center Option. All rents on NTS Center will be prorated at the time of the closing on NTS Center. At closing on NTS Center, Purchaser shall reimburse Seller for all tenant improvement costs, commissions and other leasing costs for the First American and Devry leases in NTS Center which are paid or incurred by Seller prior to the closing on NTS Center, provided Seller agrees to credit Purchaser for a portion of such costs with such credit being calculated in the same manner as set forth in Paragraph 5 of this Sixth Amendment

7

for the leases listed on Exhibit A. Seller shall credit to Purchaser at closing on NTS Center pursuant to the NTS Center Option, a sum equal to $575,000.00 to be used to pay tenant improvement costs, concessions, free rent leasing costs and commissions in connection with vacant space as of the date of closing at NTS Center. Any leases entered into for NTS Center between February 1, 2008 and the date of the closing on NTS Center by Purchaser pursuant to the NTS Center Option shall be subject to prorations of lease revenues, taxes, expenses, tenant improvements, commissions, leasing costs and other expenses as of the date of closing on NTS Center as provided for in this Agreement, including application of the credit to Purchaser of a portion of the tenant improvement costs, leasing commissions and other leasing costs calculated in the same manner as set forth in Paragraph 5 hereof for the leases listed on Exhibit A. Purchaser shall be responsible for all tenant improvement costs, commissions and leasing costs for NTS Center from and after the date of closing on NTS Center. The lease that currently exists between NTS Development Company, a Kentucky corporation and affiliate of Seller, (“NTS Tenant”), and Seller, for approximately 20,368 square feet in NTS Center (which Lease is dated October 31, 1997, as amended) (collectively, the “NTS Lease”) shall be amended by a Seventh Amendment to NTS Lease to be executed by the NTS Tenant and Purchaser at closing under the NTS Center Option to: (i) extend the term of the NTS Lease to March 31, 2017; (ii) provide NTS Tenant an early termination option to terminate the NTS Lease at any time on or after March 31, 2013, by delivering of written notice of termination at least 180 days prior to March 31, 2013; and (iii) provide the NTS Tenant with a $50,000.00 tenant improvement allowance to be paid by Purchaser to the NTS Tenant on the date of closing on the NTS Center Option and the execution of the Seventh Amendment to NTS Lease (which tenant improvement allowance shall not be subject to the proration provisions contained in Paragraph 5 hereof that are applicable to the other tenant improvement allowances and leasing costs in connection with NTS Center). In return for the early termination option, Seller agrees that Purchaser shall not be required to pay a leasing commission to Seller or its affiliates for the extension of the NTS Lease contained in the Sixth Amendment to NTS Lease or in the Seventh Amendment to NTS Lease to be delivered at the closing of the NTS Center Option. Purchaser acknowledges that Seller has agreed to remove NTS Center from the Property as defined under the Agreement and to grant the NTS Center Option only because of Purchaser’s request and insistence that it do so, and that one of the tenants in the Plainview Point I and II property, ITT, is in the process of considering a move to NTS Center from the Plainview Point I and II property, and that

8

Seller has previously negotiated a letter of intent with ITT for space in NTS Center, which letter of intent has not been executed, and Purchaser hereby acknowledges and agrees that in the event ITT executes a letter of intent or lease for space in NTS Center, even if such letter of intent or lease is on terms different than those contained in the previously negotiated letter of intent (of which Purchaser has a copy) that Purchaser will not claim or use such fact to claim a default by Seller or any of its affiliates under this Agreement or under the new Management Agreements to be entered into as provided for in Section 13.1 hereof; provided, Seller agrees to provide Purchaser with a copy of such letter of intent or lease prior to execution thereof so that, in the event Purchaser exercises the NTS Center Option and closes on NTS Center, such ITT lease would be considered an approved lease. It is the intention of the parties that Purchaser waive any claim of breach of duties or self-dealing by Seller in connection with a proposed ITT lease in NTS Center should Purchaser not exercise the NTS Center Option hereunder.

        14.        There is hereby added a new Section 34 to the Agreement as follows:

Loan to Purchaser. Seller hereby agrees that in connection with the Closing on the purchase of the PB Office Properties, LLC Interests by Purchaser that Seller will lend to Purchaser the sum of One Million Dollars ($1,000,000.00) for a term of three (3) years at a fixed rate of nine percent (9%) per annum to be paid interest only, on a monthly basis, with a final interest and principal payment due on or before February 28, 2011. At Closing, Purchaser shall pay a one percent (1%) loan fee on the face principal amount of the loan, and shall also pay a one percent (1%) loan fee on the outstanding balance of the loan on each twelve (12) month anniversary thereof until the loan is paid in full. Such loan fee shall be paid in advance on an annual basis on the Closing Date and each anniversary date thereafter without proration.

At Closing, Purchaser shall cause the Company to execute a promissory note containing the terms outlined above in form and substance acceptable to Seller and its counsel (the “Note”). As security and collateral for the loan, Purchaser shall cause the Company, immediately subsequent to Closing, to grant to Seller a second mortgage on Plainview Point I and II and the adjacent parking lot and Plainview Point III, which second mortgage shall be in form and substance acceptable to Seller and its counsel. The loan shall also be 100% guaranteed by Mr. Dale J. Boden, President of B F Capital, Inc., Manager of Purchaser pursuant to a Guaranty Agreement to be executed at Closing by Dale J. Boden.

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        15.       COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        16.       RATIFICATION. The parties agree that except as expressly amended or modified above, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Brian F. Lavin
         Name: Brian F. Lavin
         Title: PRES/CEO
Date: 2/15/2008	ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President Date: 2/15/08

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        Land America/Commonwealth Land Title Insurance Company, the “Escrow Agent” named herein, hereby agrees to dispose of the Deposit as described in the foregoing Amendment.

LANDAMERICA/COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Vincent Biller Authorized Officer ("Escrow Agent")

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SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made and entered into as of the 29th day of April, 2008, by and between: (i) NTS REALTY HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership with principal office and place of business at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Seller”), and (ii) ASCENT PROPERTIES, LLC, a Kentucky limited liability company with principal office and place of business at 333 East Main Street, Suite 310, Louisville, Kentucky 40202 (“Purchaser”).

RECITALS:

        A.     Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement dated as of August 1, 2007, as amended pursuant to that certain Amendment to Purchase and Sale Agreement dated as of August 14, 2007, as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of September 21, 2007, as further amended pursuant to that certain Third Amendment to Purchase and Sale Agreement dated as of September 26, 2007, as further amended pursuant to that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 3, 2007, as further amended pursuant to that certain Fifth Amendment to Purchase and Sale Agreement dated as of October 23, 2007, as further amended pursuant to that certain Sixth Amendment to Purchase and Sale Agreement dated as of February 1, 2008 (collectively, the “Agreement”), pertaining to the sale of 100% of the membership interests in PB Office Properties, LLC, a Kentucky limited liability company (the “Company”).

        B.     The parties now desire to amend the Agreement as provided herein.

        C.     Certain defined terms used herein shall have the same meaning ascribed to them in the Agreement.

AGREEMENT:

        NOW, THEREFORE, the parties hereby agree as follows:

        1.       Amendment. Section 34 of the Agreement entitled “Loan to Purchaser” is hereby deleted in its entirety and is of no further force or effect.

        2.       COUNTERPARTS. This Amendment may be signed in multiple counterparts, and, when counterparts are executed by all parties, such counterparts shall be deemed an original instrument.

        3.       RATIFICATION. The parties agree that except as expressly amended or modified above, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"SELLER"	"PURCHASER"

NTS REALTY HOLDINGS LIMITED
PARTNERSHIP, a Delaware limited
Partnership

By:   NTS Realty Capital, Inc. a
         Delaware corporation, its Managing
         General Partner

By:   /s/ Neil A. Mitchell
         Name: Neil A. Mitchell
         Title: SVP
Date: 4/29/2008	ASCENT PROPERTIES, LLC, a Kentucky limited liability company By: BF Capital, Inc., a Kentucky corporation, its Manager By: /s/ Dale Boden Name: Dale Boden Title: President Date: 4/29/08

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